UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 20, 2015

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

Contango Oil & Gas Company (the “Company”) held its annual meeting of stockholders on May 20, 2015.  At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, (2) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2015, and (3) approved, on an advisory basis, the compensation of the Company’s named executive officers.  The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated April 8, 2015.

Proposal 1 – Election of Directors

Each director was elected as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Joseph J. Romano	15,240,030	441,842	10,362	1,524,001
Allan D. Keel	15,245,392	436,374	10,468	1,524,001
B.A. Berilgen	13,850,284	1,831,086	10,864	1,524,001
B. James Ford	15,490,741	190,629	10,864	1,524,001
Lon McCain	15,176,578	504,792	10,864	1,524,001
Charles M. Reimer	14,128,416	1,552,954	10,864	1,524,001
Steven L. Schoonover	14,126,209	1,554,979	11,046	1,524,001

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,986,302	228,243	1,690	0

Proposal 3 – Advisory Vote on Executive Compensation

The advisory vote on compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,080,962	439,565	171,707	1,524,001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

0
CONTANGO OIL & GAS COMPANY

Date: May 20, 2015	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer